Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA • 92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:	Barry R. Liden, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

DOUBLE-DIGIT HEART VALVE GROWTH DRIVES EDWARDS
LIFESCIENCES’ FOURTH QUARTER AND FULL YEAR 2004 RESULTS

•   Magna Drives 15 Percent Global PERIMOUNT Growth

•   Gross Profit Margin Continues To Increase

•   Special Items Result In Net $4.9 Million Pretax Charge

IRVINE, Calif., January 27, 2005 – Edwards Lifesciences Corporation (NYSE: EW), the world leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended December 31, 2004 of $25.9 million, or $0.42 per diluted share, compared to net income of $18.9 million, or $0.31 per diluted share, for the same period in 2003.  Excluding the special items detailed in the tables below, net income was $28.9 million, or $0.46 per diluted share, compared to net income of $26.6 million, or $0.43 per diluted share, the previous year.

Fourth quarter net sales increased 5.8 percent to $237.1 million, compared to $224.1 million in the same quarter last year.  Growth this quarter was aided by $6.6 million in foreign exchange (FX).

“This quarter’s results were driven by continued strong global heart valve sales growth, particularly in the U.S. and Europe,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.  “Building for our future, we’ve made significant progress in peripheral stents, minimally invasive monitoring, and our three percutaneous heart valve programs.”

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Sales Results

For the fourth quarter, the company reported Heart Valve Therapy sales of $105.0 million, a 13.8 percent increase compared to the same quarter last year, with FX contributing $2.8 million to the growth.  “Again this quarter, underlying heart valve growth exceeded 10 percent, driven by our market-leading PERIMOUNT tissue valves,” said Mussallem.  “In the U.S., total PERIMOUNT sales grew nearly 20 percent, led by our Magna aortic valve and Tricentrix mitral valve system.”

Critical Care sales of $79.6 million grew 5.3 percent compared to last year’s quarter, with FX contributing $2.3 million to the growth.  This quarter’s underlying growth was due primarily to robust pressure monitoring product sales resulting from market share gains, and sales of advanced technology catheters.

Cardiac Surgery Systems sales for the quarter were $26.8 million compared to $29.6 million last year.  Strong global sales growth in cannulae was more than offset by a decline in the Japan perfusion products business.  Yesterday, the company announced the divestiture of this low margin, distributed products business.

Vascular sales were $15.5 million, a 3.3 percent increase compared to the same period in 2003, led by sales of interventional products and offset by discontinued businesses.  “LifeStent sales in the quarter continued to be constrained due to product availability issues.  We believe the supply constraints are behind us and expect acceleration in stent sales throughout 2005,” Mussallem said.

Sales of Other Distributed Products were $10.2 million in the quarter compared to $11.6 million in the year ago period.  The decline compared to last year was driven by the de-emphasis of certain distributed cardiology products in Japan.

Domestic and international sales for the fourth quarter were $105.0 million and $132.1 million, respectively.

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Additional Operating Results

For the quarter, Edwards’ gross profit margin increased to 61.5 percent from 58.1 percent in the fourth quarter of last year, primarily due to the expiration of currency hedging contracts earlier this year, the elimination of certain low margin businesses and sales of higher margin products.

Selling, general and administrative (SG&A) expenses were $82.7 million for the quarter, or 34.9 percent of sales, compared to $72.2 million in the year ago period.  The increase in SG&A was due primarily to higher sales and marketing expenses in the company’s U.S. peripheral stent and heart valve therapy product lines, and higher international expenses due to foreign exchange rates.  Research and development expenses of $23.4 million increased 23.2 percent compared to the prior year’s quarter, attributable to investments in percutaneous valve programs.

Long term debt at December 31 was $267.1 million, resulting in a debt-to-cap ratio of 29.8 percent.  Free cash flow generated during the quarter was $38.1 million, calculated as cash flow from operating activities of $57.8 million minus capital expenditures of $19.7 million.

In the quarter, the company repurchased approximately 700,000 shares of common stock for $25.7 million.

During the quarter, the company recorded a $4.9 million net pretax special charge related to the write-down of impaired investments and the establishment of a charitable fund offset by the sale of real estate development rights.

Twelve-Month Results

For the 12 months ended December 31, 2004, the company recorded net income of $1.7 million compared to net income of $79.0 million for 2003.  Excluding special items described in the tables below, net income was $104.1 million, or $1.67 per diluted share, compared to $96.6 million or $1.58 per diluted share for 2003.

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Sales for the year totaled $931.5 million, an increase of 8.3 percent compared to 2003.  Domestic and international sales for the 12 months were $416.5 million and $515.0 million, respectively.

Free cash flow generated for the year was $138.1 million, calculated as cash flow from operating activities of $180.6 million minus capital expenditures of $42.5 million.

2005 Outlook

“We’re very proud of what we accomplished in 2004 and our momentum positions Edwards for another year of strong growth and profitability,” continued Mussallem.  “Moreover, we are beginning to see tangible results from our development efforts, and we are excited about the opportunity to expand clinical options for the many patients who can benefit from less invasive approaches.

“Even taking into consideration the Japan realignment we announced yesterday, we expect to meet our previously announced 2005 financial goals.  Specifically, we expect to generate total sales between $980 million to $1.02 billion, and increase our gross profit margin by more than 100 basis points.  We also expect to deliver net income growth of 13 to 15 percent excluding the impact of special items, and generate free cash flow of $115 to $125 million.

“Finally, we are comfortable with the first quarter First Call mean EPS estimate of $0.45 and expect full year EPS to be $1.85 to $1.95, excluding the expensing of stock options,” Mussallem concluded.

About Edwards Lifesciences

Edwards Lifesciences, a leader in advanced cardiovascular disease treatments, is the number-one heart valve company in the world and the global leader in acute hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards focuses on specific cardiovascular opportunities including heart valve disease, peripheral vascular disease

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and critical care technologies.  The company’s global brands, which are sold in approximately 100 countries, include Carpentier-Edwards, Cosgrove-Edwards, Fogarty, LifeStent, PERIMOUNT, and Swan-Ganz.  Additional company information can be found at http://www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. EST to discuss its results for the fourth quarter and full year 2004.  To participate in the conference call, dial (877) 407-8289 or (201) 689-8341.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 129430.  The call will also be available via live or archived webcast on the “Investor Information” section of the Edwards’ web site at www.edwards.com or www.edwards.com/AboutUs/InvestorInformation.

This news release includes forward-looking statements that involve risks and uncertainties including those related to development progress in peripheral stents, minimally invasive monitoring and percutaneous heart valves; product availability and accelerated stent sales throughout 2005; sales growth, gross margin, net income, earnings per share and free cash flow goals for 2005; comfort with the First Call mean EPS estimate for the first quarter of 2005; and other risks detailed in the company’s filings with the Securities and Exchange Commission.  These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Actual results or experience could differ materially from that expressed or implied by forward-looking statements.

Edwards Lifesciences, Edwards and PERIMOUNT Magna are trademarks of Edwards Lifesciences Corporation.  Carpentier-Edwards, Cosgrove-Edwards, Fogarty, PERIMOUNT and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the U.S. Patent and Trademark Office.  LifeStent is a trademark of Edwards Lifesciences AG.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share data)	2004	2003	2004	2003

Net sales	$237.1	$224.1	$931.5	$860.5
Cost of goods sold	91.2	93.8	370.2	359.4

Gross profit	145.9	130.3	561.3	501.1

Selling, general and administrative expenses	82.7	72.2	319.9	289.9
Research and development expenses	23.4	19.0	87.0	72.8
Purchased in-process research and development expenses	0.0	1.8	93.3	13.6
Special charges, net	4.9	7.2	17.2	23.5
Interest expense, net	3.5	3.5	14.2	13.2
Other expenses (income), net	(2.7)	(0.4)	(0.4)	(4.7)

Income before provision for income taxes	34.1	27.0	30.1	92.8

Provision for income taxes	8.2	8.1	28.4	13.8

Net income	$25.9	$18.9	$1.7	$79.0

Weighted average common shares outstanding used to calculate basic earnings per share	59.5	59.3	59.6	59.1

Basic earnings per share	$0.44	$0.32	$0.03	$1.34

Weighted average common shares outstanding used to calculate diluted earnings per share	64.8	61.2	62.0	61.1

Diluted earnings per share	$0.42	$0.31	$0.03	$1.29

Operating Statistics
As a percentage of net sales:
Gross profit	61.5%	58.1%	60.3%	58.2%
Selling, general and administrative expenses	34.9%	32.2%	34.3%	33.7%
Research and development expenses	9.9%	8.5%	9.3%	8.5%
Income before provision for income taxes	14.4%	12.0%	3.2%	10.8%
Net income	10.9%	8.4%	0.2%	9.2%

Effective tax rate	24.0%	30.0%	94.4%	14.9%

Reconciliation of Diluted Earnings per Share
Net income above	$25.9	$18.9	$1.7	$79.0
Adjustment for items included in net income related to the contingent convertible debt	1.0	0.0	0.0	0.0
Adjusted net income	$26.9	$18.9	$1.7	$79.0

Weighted average common shares outstanding used to calculate diluted earnings per share excluding contingent convertible debt	62.0	61.2	62.0	61.1
Weighted average common shares outstanding for the contingent convertible debt	2.7	0.0	0.0	0.0
Weighted average common shares outstanding used to calculate diluted earnings per share including the contingent convertible debt	64.8	61.2	62.0	61.1

Diluted earnings per share including the contingent convertible debt	$0.42	$0.31	$0.03	$1.29

Note: Numbers may not foot due to rounding

Edwards Lifesciences Corporation

Unaudited Balance Sheets

(in millions)

	December 31, 2004	September 30, 2004
ASSETS

Current assets
Cash and cash equivalents	$48.9	$31.0
Accounts and other receivables, net	119.4	113.2
Inventories, net	127.7	120.5
Deferred income taxes	21.1	8.0
Prepaid expenses and other current assets	50.4	53.5

Total current assets	367.5	326.2

Property, plant and equipment, net	201.7	189.5
Goodwill	337.7	337.7
Other intangible assets, net	152.6	150.1
Investments in unconsolidated affiliates	20.6	21.9
Deferred income taxes	22.3	30.5
Other assets	10.3	16.0

Total assets	$1,112.7	$1,071.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$195.4	$187.0

Long term debt	267.1	269.2
Other non current liabilities	22.1	16.4

Stockholders’ equity
Common stock	64.2	63.8
Additional contributed capital	500.6	485.5
Retained earnings	224.1	198.2
Accumulated other comprehensive income	(20.8)	(33.8)
Common stock in treasury, at cost	(140.0)	(114.4)
Total stockholders’ equity	628.1	599.3

Total liabilities and equity	$1,112.7	$1,071.9

Certain disclosures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) contained in this discussion are accompanied by disclosures that are not prepared in conformity with GAAP.  These non-GAAP disclosures exclude certain items from the GAAP presentations.  Management has determined that these non-GAAP disclosures provide (1) a more meaningful, consistent comparison of the Company’s operating results for the periods presented, on a basis consistent with management’s means of evaluating operating performance, and (2) additional information for investors to assess changes between periods that better reflect the Company’s ongoing operations. The items included in these non-GAAP disclosures, and the basis for excluding them, are set forth below:

In-Process Research and Development - The Company incurred purchased in-process research and development expenses on the acquisition of PVT and ev3 this year and Jomed and Whitland last year.  Given the materiality and unusual nature of these expenses relative to the operating results for the periods presented, these expenses have been excluded in the Adjusted Unaudited Consolidated Statements of Operations and the Unaudited Reconciliation of Consolidated Statements of Operations.

Other Items - The Company generated certain special charges, net, related to (i) the 2004 termination of its Lifepath AAA program and its Interventional Cardiology products, (ii) the impairment of certain investments in 2004, (iii) the creation of a charitable fund in 2004, (iv) the sale of property development rights in 2004,  (v) the sale of its German perfusion business in 2003,  (vi) the headcount reduction program implemented in 2003, (vii) the resolution of arbitration with Baxter in 2003, and (viii) the suspension of the Puerto Rico pension plan in 2003. In addition, in 2003 the Company received a one-time Brazilian tax benefit.  Given the materiality and unusual nature of these items relative to the operating results for the periods presented, these items have been excluded in the Adjusted Unaudited Consolidated Statements of Operations and the Unaudited Reconciliation of Consolidated Statements of Operations.

Results of Discontinued Businesses – The Company has exited certain businesses during the periods presented.  In light of the significance of the impact these businesses had on the profitability of the Company, the results of these businesses have been excluded in the Reconciliation of Sales by Product Line and Region.

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and growth rates of the Company’s underlying business.  The impact of foreign exchange rate fluctuations have been excluded in the Reconciliation of Sales by Product Line and Region.  Management believes that excluding these impacts helps explain changes in the fundamental business operations.

Edwards Lifesciences Corporation

Unaudited Reconciliation of Consolidated Statements of Operations

(in millions, except per share data)

		Special Items
	Q4 2004 As Reported	Investment impairments	Charitable fund	Sale of development rights	Q4 2004 As Adjusted

Net sales	$237.1				$237.1
Cost of goods sold	91.2				91.2

Gross profit	145.9				145.9

Selling, general and administrative expenses	82.7				82.7
Research and development expenses	23.4				23.4
Purchased in-process research and development expenses	0.0				0.0
Special charges	4.9	(7.3)	(5.0)	7.4	0.0
Interest expense, net	3.5				3.5
Other expenses (income), net	(2.7)				(2.7)

Income before provision for income taxes	34.1	7.3	5.0	(7.4)	39.0

Provision for income taxes	8.2	2.9	1.9	(2.9)	10.1

Net income	$25.9	$4.4	$3.1	$(4.5)	$28.9

		Special Items
	YTD 2004 As Reported	PVT IPR&D	Lifepath AAA Program Termination	Interventional Cardiology Product Termination	Investment Impairments	ev3 IPR&D	Charitable fund	Sale of development rights	YTD 2004 As Adjusted

Net sales	$931.5								$931.5
Cost of goods sold	370.2								370.2

Gross profit	561.3								561.3

Selling, general and administrative expenses	319.9								319.9
Research and development expenses	87.0								87.0
Purchased in-process research and development expenses	93.3	(81.0)				(12.3)			0.0
Special charges	17.2		(8.4)	(2.2)	(9.0)		(5.0)	7.4	0.0
Interest expense, net	14.2								14.2
Other expenses (income), net	(0.4)								(0.4)

Income before provision for income taxes	30.1	81.0	8.4	2.2	9.0	12.3	5.0	(7.4)	140.6

Provision for income taxes	28.4	0.6	2.8	0.9	3.6	1.2	1.9	(2.9)	36.5

Net income	$1.7	$80.4	$5.6	$1.3	$5.4	$11.1	$3.1	$(4.5)	$104.1

		Special Items
	Q4 2003 As Reported	Baxter Arbitration	Whitland IPR&D	Puerto Rico Pension Plan	Q4 2003 As Adjusted

Net sales	$224.1				$224.1
Cost of goods sold	93.8				93.8

Gross profit	130.3				130.3

Selling, general and administrative expenses	72.2				72.2
Research and development expenses	19.0				19.0
Purchased in-process research and development expenses	1.8		(1.8)		0.0
Special charges	7.2	(5.3)		(1.9)	0.0
Interest expense, net	3.5				3.5
Other expenses (income), net	(0.4)				(0.4)

Income before provision for income taxes	27.0	5.3	1.8	1.9	36.0

Provision for income taxes	8.1	1.1	0.0	0.1	9.4

Net income	$18.9	$4.2	$1.8	$1.8	$26.6

		Special Items
	YTD 2003 As Reported	Jomed IPR&D	German Perfusion Sale	Headcount Reduction	Brazil Tax Benefit	Baxter Arbitration	Whitland IPR&D	Puerto Rico Pension Plan	YTD 2003 As Adjusted

Net sales	$860.5								$860.5
Cost of goods sold	359.4								359.4

Gross profit	501.1								501.1

Selling, general and administrative expenses	289.9				(0.5)				289.4
Research and development expenses	72.8								72.8
Purchased in-process research and development expenses	13.6	(11.8)					(1.8)		0.0
Special charges	23.5		(3.3)	(13.0)		(5.3)		(1.9)	0.0
Interest expense, net	13.2								13.2
Other expenses (income), net	(4.7)								(4.7)

Income before provision for income taxes	92.8	11.8	3.3	13.0	0.5	5.3	1.8	1.9	130.4

Provision for income taxes	13.8	1.2	0.5	3.4	13.7	1.1	0.0	0.1	33.8

Net income	$79.0	$10.6	$2.8	$9.6	$(13.2)	$4.2	$1.8	$1.8	$96.6

Edwards Lifesciences Corporation

Adjusted Unaudited Consolidated Statements of Operations

Excluding Special Charges, Net

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share data)	2004	2003	2004	2003

Net sales	$237.1	$224.1	$931.5	$860.5
Cost of goods sold	91.2	93.8	370.2	359.4

Gross profit	145.9	130.3	561.3	501.1

Selling, general and administrative expenses	82.7	72.2	319.9	289.4
Research and development expenses	23.4	19.0	87.0	72.8
Interest expense, net	3.5	3.5	14.2	13.2
Other expense (income), net	(2.7)	(0.4)	(0.4)	(4.7)

Income before provision for income taxes	39.0	36.0	140.6	130.4

Provision for income taxes	10.1	9.4	36.5	33.8

Net income	$28.9	$26.6	$104.1	$96.6

Weighted average common shares outstanding used to calculate basic earnings per share	59.5	59.3	59.6	59.1

Basic earnings per share	$0.49	$0.45	$1.75	$1.63

Weighted average common shares outstanding used to calculate diluted earnings per share	64.8	64.0	64.7	62.9

Diluted earnings per share	$0.46	$0.43	$1.67	$1.58

Operating Statistics
As a percentage of net sales:
Gross profit	61.5%	58.1%	60.3%	58.2%
Selling, general and administrative expenses	34.9%	32.2%	34.3%	33.6%
Research and development expenses	9.9%	8.5%	9.3%	8.5%
Income before provision for income taxes	16.4%	16.1%	15.1%	15.2%
Net income	12.2%	11.9%	11.2%	11.2%

Effective tax rate	26%	26%	26%	26%

Reconciliation of Diluted Earnings per Share
Net income above	$28.9	$26.6	$104.1	$96.6
Adjustment for items included in net income related to the contingent convertible debt	1.0	1.0	4.0	2.6
Adjusted net income	$29.9	$27.6	$108.1	$99.2

Weighted average common shares outstanding used to calculate diluted earnings per share excluding contingent convertible debt	62.0	61.2	62.0	61.1
Weighted average common shares outstanding for the contingent convertible debt	2.7	2.7	2.7	1.8
Weighted average common shares outstanding used to calculate diluted earnings per share including the contingent convertible debt	64.8	64.0	64.7	62.9

Diluted earnings per share including the contingent convertible debt	$0.46	$0.43	$1.67	$1.58

Note: Numbers may not foot due to rounding

Edwards Lifesciences Corporation

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

Sales by Product Line (Quarter)	4Q 2004	4Q 2003	GAAP Growth Rate	Discontinued Business Impact	FX Impact	4Q 2003 FX Adjusted	Underlying Impact	Underlying
Heart Valve Therapy	$105.0	$92.3	13.8%	$0.0	$2.8	95.1	$9.9	10.4%
Critical Care	79.6	75.6	5.3%	0.0	2.3	77.9	1.7	2.1%
Cardiac Surgery Systems	26.8	29.6	(9.5)%	(3.6)	0.6	26.6	0.2	0.7%
Vascular	15.5	15.0	3.3%	(1.5)	0.5	14.0	1.5	10.8%
Other Distributed Products	10.2	11.6	(12.1)%	(0.9)	0.3	11.0	(0.8)	(7.4)%
Total Sales	$237.1	$224.1	5.8%	$(6.0)	$6.6	$224.7	$12.4	5.5%

Sales by Product Line (YTD)	YTD 4Q 2004	YTD 4Q 2003	GAAP Growth Rate	Discontinued Business Impact	FX Impact	YTD 4Q 2003 FX Adjusted	Underlying Impact	Underlying
Heart Valve Therapy	$419.2	$366.4	14.4%	$0.0	$14.3	380.7	$38.5	10.1%
Critical Care	302.3	278.8	8.4%	0.0	13.4	292.2	10.1	3.4%
Cardiac Surgery Systems	107.3	115.0	(6.7)%	(11.4)	5.0	108.6	(1.3)	(1.2)%
Vascular	60.1	55.9	7.5%	(2.6)	2.6	55.9	4.2	7.5%
Other Distributed Products	42.6	44.4	(4.1)%	(0.9)	3.1	46.6	(4.0)	(8.6)%
Total Sales	$931.5	$860.5	8.3%	$(14.9)	$38.5	$884.1	$47.4	5.3%

Sales by Region (Quarter)	4Q 2004	4Q 2003	Change
United States	$105.0	$95.3	$9.7
Europe	57.2	52.2	5.0
Japan	49.5	53.6	(4.1)
Rest of World	25.4	23.0	2.4
International	132.1	128.8	3.3
Total	$237.1	$224.1	$13.0

Sales by Region (YTD)	YTD 4Q 2004	YTD 4Q 2003	Change
United States	$416.5	$384.3	$32.2
Europe	221.2	193.5	27.7
Japan	197.2	197.9	(0.7)
Rest of World	96.6	84.8	11.8
International	515.0	476.2	38.8
Total	$931.5	$860.5	$71.0